UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 14, 2010

EUROGAS, INC.
(Exact name of registrant as specified in its charter)

Utah	000-24781	87-0427676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Mabey & Coombs, L.C., 3098 South Highland Drive, Suite 323, Salt Lake City, UT	84106-6001
(address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 801-467-2021
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 23, 2010, the special shareholders’ meeting subject of our Information Statement previously filed on Edgar and mailed to the shareholders in early August was held. At that meeting, the proposed Amendment to Article IV of our Amended and Restated Articles, increasing our authorized preferred and common shares, was duly approved and adopted. Thereafter, we filed a Certificate of Amendment with the Utah Department of Commerce and Commercial Code by which the Amendment was deemed effective on the date of its adoption, namely, August 23, 2010. We have since obtained a follow-up Confirmation Order in the state court proceeding discussed in our Information Statement, an order confirming the results of the court-ordered shareholders’ meeting, a copy of which is attached to and made a part of this Form 8-K. See Item 9.01 below.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit
Number	Description

10.1	Certified copy of a September 8, 2010, Order issued by the Third Judicial District Court of Salt Lake County, State of Utah, confirming the results of the Court-ordered shareholders’ meeting

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EUROGAS, INC.

By:

/s/ Wolfgang Rauball
Wolfgang Rauball
President, CEO and Chairman
Date: September 14, 2010